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                      AGREEMENT AND PLAN OF REORGANIZATION

    Agreement and Plan of Reorganization (Agreement) made as of the     day of
October, 1998, by and between, Prudential Mortgage Income Fund, Inc. (Mortgage Income Fund) and Prudential Government Income Fund (Government Income Fund) (Mortgage Income Fund and Government Income Fund collectively, the Funds and each individually, a Fund). Mortgage Income Fund and Government Income Fund are both corporations organized under the laws of the State of Maryland. Each Fund maintains its principal place of business at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. Shares of both Funds are divided into four classes, designated as Class A, Class B, Class C and Class Z.

    This Agreement is intended to be, and is adopted as, a plan of reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code). Upon receipt of such representations from each of the Funds as Swidler Berlin Shereff Friedman, LLP may require, Swidler Berlin Shereff Friedman, LLP will deliver the opinion referenced in paragraph 8.6 herein. The reorganization will comprise the transfer of the assets of Mortgage Income Fund in exchange for shares of Government Income Fund, and Government Income Fund's assumption of Mortgage Income Fund's liabilities, if any, and the constructive distribution, after the Closing Date hereinafter referred to, as a liquidating distribution of such shares of Government Income Fund to the shareholders of Mortgage Income Fund, and the termination of Mortgage Income Fund as provided herein, all upon the terms and conditions as hereinafter set forth.

    In consideration of the premises and of the covenants and agreements set forth herein, the parties covenant and agree as follows:

1. TRANSFER OF ASSETS OF MORTGAGE INCOME FUND IN EXCHANGE FOR SHARES OF GOVERNMENT INCOME FUND AND ASSUMPTION OF LIABILITIES, IF ANY, AND TERMINATION OF MORTGAGE INCOME FUND

1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, Mortgage Income Fund agrees to sell, assign, transfer and deliver all its assets, as set forth in paragraph 1.2, to Government Income Fund, and Government Income Fund agrees (a) to issue and deliver to Mortgage Income Fund in exchange therefor the number of shares in Government Income Fund determined by dividing the net asset value of the Mortgage Income Fund allocable to Class A, Class B, Class C and Class Z shares and shares of Common Stock (computed in the manner and as of the time and date set forth in paragraph 2.1) by the net asset value allocable to a Class A, Class B, Class C and Class Z shares of Government Income Fund (rounded to the third decimal place) (computed in the manner and as of the time and date set forth in paragraph 2.2) and (b) to assume all of Mortgage Income Fund's liabilities, if any, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3 (Closing).

1.2 The assets of Mortgage Income Fund to be acquired by Government Income Fund shall include without limitation all cash, cash equivalents, securities, receivables (including interest and dividends receivable) and other property of any kind owned by Mortgage Income Fund and any deferred or prepaid expenses shown as assets on the books of Mortgage Income Fund on the closing date provided in paragraph 3 (Closing Date). Government Income Fund has no plan or intent to sell or otherwise dispose of significant assets of Mortgage Income Fund, other than in the ordinary course of business.


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1.3  Except as otherwise provided herein, Government Income Fund will assume all debts, liabilities, obligations and duties of Mortgage Income Fund of whatever kind or nature, whether absolute, accrued, contingent or otherwise, whether or not determinable as of the Closing Date and whether or not specifically referred to in this Agreement; provided, however, that Mortgage Income Fund agrees to utilize its best efforts, to the extent practicable, to cause such Trust to discharge all of its known debts, liabilities, obligations and duties prior to the Closing Date.

1.4 On or immediately prior to the Closing Date, Mortgage Income Fund will declare and pay to its shareholders of record dividends and/or other distributions so that it will have distributed substantially all (and in any event not less than ninety-eight percent) of such Fund's investment company taxable income (computed without regard to any deduction for dividends paid), net tax-exempt interest income, if any, and realized net capital gains, if any, for all taxable years through its termination.

1.5 On a date (Termination Date), as soon after the Closing Date as is conveniently practicable but in any event within 30 days of the Closing Date, Mortgage Income Fund will distribute PRO RATA to its Class A, Class B, Class C and Class Z shareholders of record, determined as of the close of business on the Closing Date, the Class A, Class B, Class C and Class Z shares of Government Income Fund received by Mortgage Income Fund pursuant to paragraph 1.1 in exchange for their interest in Mortgage Income Fund. Such distribution will be accomplished by opening accounts on the books of Government Income Fund in the names of Mortgage Income Fund's shareholders and transferring thereto the shares credited to the account of Mortgage Income Fund on the books of Government Income Fund. Each account opened shall be credited with the respective PRO RATA number of Government Income Fund Class A, Class B, Class C and Class Z shares due Mortgage Income Fund's Class A, Class B, Class C and Class Z shareholders, respectively. Fractional shares of Government Income Fund shall be rounded to the third decimal place. Upon the receipt of an order from the Securities and Exchange Commission (SEC) indicating acceptance of the Form N-8F that Mortgage Income Fund must file pursuant to the Investment Company Act of 1940, as amended (Investment Company Act) to deregister as an investment company, Mortgage Income Fund will file with the Secretary of State of the State of Maryland a Certificate of Termination terminating Mortgage Income Fund , but in any event such termination will be completed within twelve months following the Closing Date.

1.6 Government Income Fund shall not issue certificates representing its shares in connection with such exchange. With respect to any Mortgage Income Fund shareholder holding Mortgage Income Fund certificates for shares of Common Stock as of the Closing Date, until Government Income Fund is notified by Mortgage Income Fund's transfer agent that such shareholder has surrendered his or her outstanding certificates for shares of Common Stock or, in the event of lost, stolen or destroyed certificates for shares of Common Stock, posted adequate bond or submitted a lost certificate form, as the case may be, Government Income Fund will not permit such shareholder to (1) receive dividends or other distributions on Government Income Fund shares in cash (although such dividends and distributions shall be credited to the account of such shareholder established on Government Income Fund's books pursuant to paragraph 1.5, as provided in the next sentence), (2) exchange Government Income Fund shares credited to such shareholder's account for shares of other Prudential Mutual Funds, or (3) pledge or redeem such shares. In the event that a shareholder is not permitted to receive dividends or other distributions on Government Income Fund shares in cash as provided in the preceding sentence, Government Income Fund shall pay such dividends or other distributions in additional Government Income Fund shares, notwithstanding any election such shareholder shall have made previously with respect to the payment of dividends or other distributions on shares of


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Mortgage Income Fund. Mortgage Income Fund will, at its expense, request its shareholders to surrender their outstanding Mortgage Income Fund certificates for shares of beneficial interest, post adequate bond or submit a lost certificate form, as the case may be.

1.7 Ownership of Government Income Fund shares will be shown on the books of the Government Income Fund's transfer agent. Shares of Government Income Fund will be issued in the manner described in Government Income Fund's then current prospectus and statement of additional information.

1.8 Any transfer taxes payable upon issuance of shares of Government Income Fund in exchange for shares of Mortgage Income Fund in a name other than that of the registered holder of the shares being exchanged on the books of Mortgage Income Fund as of that time shall be paid by the person to whom such shares are to be issued as a condition to the registration of such transfer.

1.9 Any reporting responsibility with the SEC or any state securities commission of Mortgage Income Fund is, and shall remain, the responsibility of Mortgage Income Fund up to and including the Termination Date.

1.10 All books and records of Mortgage Income Fund, including all books and records required to be maintained under the Investment Company Act and the rules and regulations thereunder, shall be available to Government Income Fund from and after the Closing Date and shall be turned over to Government Income Fund on or prior to the Termination Date.

2.  VALUATION

2.1 The value of Mortgage Income Fund's assets and liabilities to be acquired and assumed, respectively, by Government Income Fund shall be the net asset value computed as of 4:15 p.m., New York time, on the Closing Date (such time and date being hereinafter called the Valuation Time), using the valuation procedures set forth in Mortgage Income Fund's then current prospectus and statement of additional information.

2.2 The net asset value of Class A, Class B, Class C and Class Z shares of Government Income Fund shall be the net asset value for Class A, Class B, Class C and Class Z shares as of the Valuation Time, using the valuation procedures set forth in Government Income Fund's then current prospectus and Government Income Fund's statement of additional information.

2.3 The number of Government Income Fund shares to be issued (including fractional shares, if any) in exchange for Mortgage Income Fund's net assets shall be calculated as set forth in paragraph 1.1.

2.4 All computations of net asset value shall be made by or under the direction of Prudential Investments Fund Management LLC (PIFM) in accordance with its regular practice as manager of the Funds.

3.  CLOSING AND CLOSING DATE

3.1 The Closing Date shall be December 4, 1998 or such later date as the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing shall be at the office of Government Income Fund or at such other place as the parties may agree.

3.2 State Street Bank and Trust Company (State Street), as custodian for Mortgage Income Fund, shall deliver to Government Income Fund at the Closing a certificate of an authorized officer of State Street stating that (a) Mortgage Income Fund's portfolio securities, cash and any other assets have been transferred in proper form to Government Income Fund on the Closing Date and (b) all necessary taxes, if any, have been paid, or provision for payment has been made, in conjunction with the transfer of portfolio securities.


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3.3  In the event that immediately prior to the Valuation Time (a) the New York
Stock Exchange (NYSE) or other primary exchange is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or other primary exchange or elsewhere is disrupted so that accurate appraisal of the value of the net assets of Mortgage Income Fund and of the net asset value per share of Government Income Fund is impracticable, the Closing Date shall be postponed until the first business day after the date when such trading shall have been fully resumed and such reporting shall have been restored.

3.4 Mortgage Income Fund shall deliver to Government Income Fund on or prior to the Termination Date the names and addresses of each of the shareholders of Mortgage Income Fund and the number of outstanding shares owned by each such shareholder, all as of the close of business on the Closing Date, certified by the Secretary or Assistant Secretary of Mortgage Income Fund. Government Income Fund shall issue and deliver to Mortgage Income Fund at the Closing a confirmation or other evidence satisfactory to Mortgage Income Fund that shares of Government Income Fund have been or will be credited to Mortgage Income Fund's account on the books of Government Income Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents as such other party or its counsel may reasonably request to effect the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES

4.1  Mortgage Income Fund represents and warrants as follows:

    4.1.1 Mortgage Income Fund is a business trust duly organized and validly existing under the laws of the State of Maryland.

    4.1.2 Mortgage Income Fund is an open-end, management investment company duly registered under the Investment Company Act, and such registration is in full force and effect;

    4.1.3 Mortgage Income Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Articles of Incorporation or By-Laws of Mortgage Income Fund or of any material agreement, indenture, instrument, contract, lease or other undertaking to which Mortgage Income Fund is a party or by which Mortgage Income Fund is bound;

    4.1.4 All material contracts or other commitments to which Mortgage Income Fund, or the properties or assets of Mortgage Income Fund, is subject, or by which Mortgage Income Fund is bound except this Agreement will be terminated on or prior to the Closing Date without Mortgage Income Fund or Government Income Fund incurring any liability or penalty with respect thereto;

    4.1.5 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Mortgage Income Fund or any of its properties or assets. Mortgage Income Fund knows of no facts that might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

    4.1.6 The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Cash Flows, Statement of Changes in Net Assets, and Financial Highlights of Mortgage Income Fund at December 31, 1997 and for the year then ended and the Notes thereto (copies of which have been furnished to Government Income Fund) have been audited by PricewaterhouseCoopers LLP, independent accountants, in accordance with generally accepted auditing standards. Such financial statements are prepared in accordance with generally accepted accounting principles and present fairly,


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    in all material respects, the financial condition, results of operations, changes in net assets and financial highlights of Mortgage Income Fund as of and for the period ended on such date, and there are no material known liabilities of Mortgage Income Fund (contingent or otherwise) not disclosed therein;

    4.1.7  Since            , 1998, there has not been any material adverse
    change in Mortgage Income Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by Mortgage Income Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by Government Income Fund. For the purposes of this paragraph 4.1.7, a decline in net assets or change in the number of shares outstanding shall not constitute a material adverse change;

    4.1.8 At the date hereof and at the Closing Date, all federal and other tax returns and reports of Mortgage Income Fund required by law to have been filed on or before such dates shall have been timely filed, and all federal and other taxes shown as due on said returns and reports shall have been paid insofar as due, or provision shall have been made for the payment thereof, and, to the best of Mortgage Income Fund's knowledge, all federal or other taxes required to be shown on any such return or report have been shown on such return or report, no such return is currently under audit and no assessment has been asserted with respect to such returns;

    4.1.9 For each past taxable year since it commenced operations, Mortgage Income Fund has met the requirements of Subchapter M of the Internal Revenue Code for qualification and treatment as a regulated investment company and has elected to be treated as such and Mortgage Income Fund intends to meet those requirements for the current taxable year; and, for each past calendar year since it commenced operations, Mortgage Income Fund has made such distributions as are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed;

    4.1.10 All issued and outstanding shares of Mortgage Income Fund are, and at the Closing Date will be, duly and validly authorized, issued and outstanding, fully paid and non-assessable. All issued and outstanding shares of Mortgage Income Fund will, at the Closing Date, be held in the name of the persons and in the amounts set forth in the list of shareholders submitted to Government Income Fund in accordance with the provisions of paragraph 3.4. Mortgage Income Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares, nor is there outstanding any security convertible into any of its shares, except for Class B shares of Mortgage Income Fund which have the conversion feature described in Mortgage Income Fund's Prospectus dated March 3, 1998;

    4.1.11 At the Closing Date, the Mortgage Income Fund will have good and marketable title to the assets to be transferred to Government Income Fund pursuant to paragraph 1.1, and full right, power and authority to sell, assign, transfer and deliver such assets hereunder free of any liens, claims, charges or other encumbrances, and, upon delivery and payment for such assets, Government Income Fund will acquire good and marketable title thereto;

    4.1.12 The execution, delivery and performance of this Agreement has been duly authorized by the Board of Trustees of Mortgage Income Fund and by all necessary action, other than shareholder approval, on the part of Mortgage Income Fund, and this Agreement constitutes a valid and binding obligation, subject to shareholder approval, of Mortgage Income Fund;

    4.1.13 The information furnished and to be furnished by Mortgage Income Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in


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    connection with the transactions contemplated hereby is and shall be accurate and complete in all material respects and is in compliance and shall comply in all material respects with applicable federal securities and other laws and regulations; and

    4.1.14 On the effective date of the registration statement filed with the SEC by Government Income Fund on Form N-14 relating to the shares of Government Income Fund issuable hereunder, and any supplement or amendment thereto (Registration Statement), at the time of the meeting of the shareholders of Mortgage Income Fund and on the Closing Date, the Proxy Statement of Mortgage Income Fund, the Prospectus of Government Income Fund, and the Statement of Additional Information of Government Income Fund to be included in the Registration Statement (collectively, Proxy Statement) (i) will comply in all material respects with the provisions and regulations of the Securities Act of 1933, as amended (1933 Act), the Securities Exchange Act of 1934, as amended (1934 Act) and the Investment Company Act, and the rules and regulations under such Acts and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this paragraph 4.1.14 shall not apply to statements in or omissions from the Proxy Statement and Registration Statement made in reliance upon and in conformity with information furnished by Government Income Fund for use therein.

4.2  Government Income Fund represents and warrants as follows:

    4.2.1 Government Income Fund is a corporation duly organized and validly existing under the laws of the State of Maryland;

    4.2.2 Government Income Fund is an open-end, management investment company duly registered under the Investment Company Act, and such registration is in full force and effect;

    4.2.3 Government Income Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Articles of Incorporation or By-Laws of Government Income Fund or of any material agreement, indenture, instrument, contract, lease or other undertaking to which Government Income Fund is a party or by which Government Income Fund is bound;

    4.2.4 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against Government Income Fund or any of its properties or assets, except as previously disclosed in writing to Mortgage Income Fund. Except as previously disclosed in writing to Mortgage Income Fund, Government Income Fund knows of no facts that might form the basis for the institution of such proceedings, and Government Income Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

    4.2.5 The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights of Government Income Fund at February 28, 1998, and for the fiscal year then ended and the Notes thereto (copies of which have been furnished to Mortgage Income Fund) have been audited by PricewaterhouseCoopers LLP, independent accountants, in accordance with generally accepted auditing standards. Such financial statements are prepared in accordance with generally accepted accounting principles and present fairly, in all material


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    respects, the financial condition, results of operations, changes in net assets and financial highlights of Government Income Fund as of and for the period ended on such date, and there are no material known liabilities of Government Income Fund (contingent or otherwise) not disclosed therein;

    4.2.6 Since February 28, 1998, there has not been any material adverse change in Government Income Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by Government Income Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by Mortgage Income Fund. For the purposes of this paragraph, a decline in net asset value per share or a decrease in the number of shares outstanding shall not constitute a material adverse change;

    4.2.7 At the date hereof and at the Closing Date, all federal and other tax returns and reports of Government Income Fund required by law to have been filed on or before such dates shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid insofar as due, or provision shall have been made for the payment thereof, and, to the best of Government Income Fund's knowledge, all federal or other taxes required to be shown on any such return or report are shown on such return or report, no such return is currently under audit and no assessment has been asserted with respect to such returns;

    4.2.8 For each past taxable year since it commenced operations, Government Income Fund has met the requirements of Subchapter M of the Internal Revenue Code for qualification and treatment as a regulated investment company and has elected to be treated as such and Government Income Fund intends to meet those requirements for the current taxable year; and, for each past calendar year since it commenced operations, Government Income Fund has made such distributions as are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed;

    4.2.9 All issued and outstanding shares of Government Income Fund are, and at the Closing Date will be, duly and validly authorized, issued and outstanding, fully paid and non-assessable. Except as contemplated by this Agreement, Government Income Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares nor is there outstanding any security convertible into any of its shares, except for the Class B shares which have a conversion feature described in Government Income Fund's Prospectus dated April 30, 1998;

    4.2.10 The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Government Income Fund and by all necessary corporate action on the part of Government Income Fund, and this Agreement constitutes a valid and binding obligation of Government Income Fund;

    4.2.11 The shares of Government Income Fund to be issued and delivered to Mortgage Income Fund pursuant to this Agreement will, at the Closing Date, have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued and outstanding shares of Government Income Fund, fully paid and non-assessable;

    4.2.12 The information furnished and to be furnished by Government Income Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby is and shall be accurate and complete in all material respects and is and shall comply in all material respects with applicable federal securities and other laws and regulations; and


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    4.2.13  On the effective date of the Registration Statement, at the time of the meeting of the shareholders of Mortgage Income Fund and on the Closing Date, the Proxy Statement and the Registration Statement (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the Investment Company Act and the rules and regulations under such Acts,
    (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) with respect to the Registration Statement, at the time it becomes effective, it will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph 4.2.13 shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information furnished by Mortgage Income Fund for use therein.

5.  COVENANTS OF GOVERNMENT INCOME FUND AND MORTGAGE INCOME FUND

5.1 Mortgage Income Fund and Government Income Fund each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that the ordinary course of business will include declaring and paying customary dividends and other distributions and such changes in operations as are contemplated by the normal operations of the Funds, except as may otherwise be allowed by paragraph 1.2 hereof or required by paragraph 1.4 hereof.

5.2 Mortgage Income Fund covenants to call a meeting of its shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby (including the determinations of its Directors as set forth in Rule 17a-8(a) under the Investment Company Act).

5.3 Mortgage Income Fund covenants that Government Income Fund shares to be received for and on behalf of Mortgage Income Fund in accordance herewith are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.4 Mortgage Income Fund covenants that it will assist Government Income Fund in obtaining such information as Government Income Fund reasonably requests concerning the beneficial ownership of Mortgage Income Fund's shares.

5.5 Subject to the provisions of this Agreement, each Fund will take, or cause to be taken, all action, and will do, or cause to be done, all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6 Mortgage Income Fund covenants to prepare the Proxy Statement in compliance with the 1934 Act, the Investment Company Act and the rules and regulations under each Act.

5.7 Mortgage Income Fund covenants that it will, from time to time, as and when requested by Government Income Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as Government Income Fund may deem necessary or desirable in order to vest in and confirm to Government Income Fund title to and possession of all the assets of Mortgage Income Fund to be sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Agreement.


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5.8  Government Income Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the Investment Company Act (including the determinations of its Board of Directors as set forth in Rule 17a-8(a) thereunder) and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

5.9 Government Income Fund covenants that it will, from time to time, as and when requested by Mortgage Income Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take and cause to be taken such further action, as Government Income Fund may deem necessary or desirable in order to (i) vest in and confirm to the Mortgage Income Fund title to and possession of all the shares of Government Income Fund to be transferred to the shareholders of Mortgage Income Fund pursuant to this Agreement and (ii) assume all of the liabilities of Mortgage Income Fund in accordance with this Agreement.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF MORTGAGE INCOME FUND

    The obligations of Mortgage Income Fund to consummate the transactions provided for herein shall be subject to the performance by Government Income Fund of all the obligations to be performed by them hereunder on or before the Closing Date and the following further conditions:

6.1 All representations and warranties of Government Income Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transaction contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

6.2 Government Income Fund shall have delivered to Mortgage Income Fund on the Closing Date a certificate executed in its name by the President or a Vice President of Government Income Fund, in form and substance satisfactory to Mortgage Income Fund and dated as of the Closing Date, to the effect that the representations and warranties of Government Income Fund in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transaction contemplated by this Agreement, and as to such other matters as Mortgage Income Fund shall reasonably request.

6.3 Mortgage Income Fund shall have received on the Closing Date a favorable opinion from Swidler Berlin Shereff Friedman, LLP, counsel to Government Income Fund, dated as of the Closing Date, to the effect that:

    6.3.1 Government Income Fund is a corporation duly organized and validly existing under the laws of the State of Maryland with power under its Articles of Incorporation to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

    6.3.2 This Agreement has been duly authorized, executed and delivered by Government Income Fund and, assuming due authorization, execution and delivery of the Agreement by Mortgage Income Fund, is a valid and binding obligation of Government Income Fund enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

    6.3.3 The shares of the Government Income Fund to be distributed to the shareholders of Mortgage Income Fund under this Agreement, assuming their due authorization, execution and delivery as contemplated by this Agreement, will be validly issued and outstanding and fully paid and non-assessable, and no shareholder of Government Income Fund has any pre-emptive right to subscribe therefor or purchase such shares;


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    6.3.4  The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, (i) conflict with Government Income Fund's Declaration of Trust or By-Laws or (ii) result in a default or a breach of (a) the Management Agreement dated July 1, 1988 between Government Income Fund and Prudential Investments Fund Management LLC, as successor to Prudential Mutual Fund Management, Inc., (b) the Custodian Contract dated July 31, 1990 between Government Income Fund and State Street Bank and Trust Company, (c) the Distribution Agreement dated April 10, 1996 between Government Income Fund and Prudential Securities Incorporated and (d) the Transfer Agency and Service Agreement dated January 1, 1990 between Government Income Fund and Prudential Mutual Fund Services LLC, as successor to Prudential Mutual Fund Services, Inc.; provided, however, that such counsel may state that they express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

    6.3.5 To the knowledge of such counsel, no consent, approval, authorization, filing or order of any court or governmental authority is required for the consummation by Government Income Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the Investment Company Act and such as may be required under state Blue Sky or securities laws;

    6.3.6 Government Income Fund is registered with the SEC as an investment company, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration; and

    6.3.7 Such counsel knows of no litigation or government proceeding instituted or threatened against Government Income Fund that could be required to be disclosed in its registration statement on Form N-1A and is not so disclosed.

    Such opinion may rely on an opinion of Maryland Counsel to the extent it addresses Maryland law.

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF GOVERNMENT INCOME FUND

    The obligations of Government Income Fund to complete the transactions provided for herein shall be subject to the performance by Mortgage Income Fund of all the obligations to be performed by it hereunder on or before the Closing Date and the following further conditions:

7.1 All representations and warranties of Mortgage Income Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transaction contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

7.2 Mortgage Income Fund shall have delivered to Government Income Fund on the Closing Date a statement of the assets and liabilities, which shall be prepared in accordance with generally accepted accounting principles consistently applied, together with a list of the portfolio securities of Mortgage Income Fund showing the adjusted tax base of such securities by lot, as of the Closing Date, certified by the Treasurer of Mortgage Income Fund.

7.3 Mortgage Income Fund shall have delivered to Government Income Fund on the Closing Date a certificate executed in its name by its President or one of its Vice Presidents, in form and substance


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

satisfactory to Government Income Fund and dated as of the Closing Date, to the effect that the representations and warranties of Mortgage Income Fund made in this Agreement are true and correct at and as of the Closing Date except as they may be affected by the transaction contemplated by this Agreement, and as to such other matters as Government Income Fund shall reasonably request.

7.4 On or immediately prior to the Closing Date, Mortgage Income Fund shall have declared and paid to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in any event not less than ninety-eight percent) each of such Fund's investment company taxable income (computed without regard to any deduction for dividends paid), net tax-exempt interest income, if any, and realized net capital gain, if any, of Mortgage Income Fund for all completed taxable years from the inception of such Fund through December 31, 1997, and for the period from and after December 31, 1997 through the Closing Date.

7.5 Government Income Fund shall have received on the Closing Date a favorable opinion from Swidler Berlin Shereff Friedman, LLP, counsel to Mortgage Income Fund, dated as of the Closing Date, to the effect that:

    7.5.1 Mortgage Income Fund is duly organized and validly existing under the laws of the State of Maryland with power under its Articles of Incorporation to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

    7.5.2 This Agreement has been duly authorized, executed and delivered by Mortgage Income Fund and constitutes a valid and legally binding obligation of Mortgage Income Fund enforceable against the assets of such Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

    7.5.3 The execution and delivery of the Agreement did not, and the performance by Mortgage Income Fund of its obligations hereunder will not,
    (i) violate Mortgage Income Fund's Articles of Incorporation or By-Laws or
    (ii) result in a default or a breach of (a) the Management Agreement, dated May 2, 1988 between Mortgage Income Fund and Prudential Investments Fund Management LLC, as successor to Prudential Mutual Fund Management, Inc., (b) the Custodian Contract dated August 1, 1990 between Mortgage Income Fund and State Street Bank and Trust Company, (c) the Distribution Agreement dated May 9, 1996 between Mortgage Income Fund and Prudential Securities Incorporated and (d) the Transfer Agency and Service Agreement dated January 1, 1990 between Mortgage Income Fund and Prudential Mutual Fund Services LLC, as successor to Prudential Mutual Fund Services, Inc.; provided, however, that such counsel may state that insofar as performance by Mortgage Income Fund of its obligations under this Agreement is concerned they express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

    7.5.4 All regulatory consents, authorizations and approvals required to be obtained by Mortgage Income Fund under the federal laws of the United States and the laws of the State of Maryland for the consummation of the transactions contemplated by this Agreement have been obtained;

    7.5.5 Such counsel knows of no litigation or any governmental proceeding instituted or threatened against Mortgage Income Fund that would be required to be disclosed in its Registration Statement on Form N-1A and is not so disclosed; and


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

    7.5.6 Mortgage Income Fund is registered with the SEC as an investment company, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration.

    Such opinion may rely on an opinion of Maryland counsel to the extent it addresses Maryland law, and may assume for purposes of the opinion given pursuant to paragraph 7.5.2 that New York law is the same as Illinois law.

8.  FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF GOVERNMENT INCOME FUND

    The obligations of Government Income Fund and Mortgage Income Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of (a) the Boards of Directors of Government Income Fund and Mortgage Income Fund, as to the determinations set forth in Rule 17a-8(a) under the Investment Company Act, (b) the Board of Directors of Government Income Fund as to the assumption by Government Income Fund of the liabilities of Mortgage Income Fund and (c) the holders of the outstanding shares of Mortgage Income Fund in accordance with the provisions of Mortgage Income Fund's Articles of Incorporation and By-Laws, and certified copies of the resolutions evidencing such approvals shall have been delivered to Government Income Fund and Mortgage Income Fund, as applicable.

8.2 Any proposed change to Government Income Fund's operations that may be approved by the Board of Directors of Government Income Fund subsequent to the date of this Agreement but in connection with and as a condition to implementing the transactions contemplated by this Agreement, for which the approval of Government Income Fund shareholders is required pursuant to the Investment Company Act or otherwise, shall have been approved by the requisite vote of the holders of the outstanding shares of Government Income Fund in accordance with the Investment Company Act and the provisions of Maryland law, and certified copies of the resolution evidencing such approval shall have been delivered to Mortgage Income Fund.

8.3 On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.4 All consents of other parties and all consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state Blue Sky or securities authorities, including "no-action" positions of such authorities) deemed necessary by Government Income Fund or Mortgage Income Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of Government Income Fund or Mortgage Income Fund, provided, that either party hereto may for itself waive any part of this condition.

8.5 The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending the effectiveness thereof shall have been issued, and to the best knowledge of the parties hereto, no investigation or proceeding under the 1933 Act for that purpose shall have been instituted or be pending, threatened or contemplated.


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

8.6 The Funds shall have received on or before the Closing Date an opinion of Swidler Berlin Shereff Friedman, LLP with respect to Mortgage Income Fund satisfactory to each of them, substantially to the effect that for federal income tax purposes:

    8.6.1 The acquisition by Government Income Fund of the assets of Mortgage Income Fund solely in exchange for voting shares of Government Income Fund and the assumption by Government Income Fund of Mortgage Income Fund's liabilities, if any, followed by the distribution of Government Income Fund's voting shares as a liquidating distribution pro rata to Mortgage Income Fund's shareholders and the termination of Mortgage Income Fund pursuant to the Plan and constructively in exchange for Mortgage Income Fund's shares, will constitute a reorganization within the meaning of
    Section 368(a)(1)(C) of the Internal Revenue Code, and each Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

    8.6.2 No gain or loss will be recognized by the shareholders of the Mortgage Income Fund upon receipt of the Government Income Fund Class A, Class B, Class C and Class Z shares solely in exchange for and in cancellation of the Mortgage Income Fund shares of Common Stock, as described above and in the Agreement;

    8.6.3 No gain or loss will be recognized to the Mortgage Income Fund upon the transfer of all of its assets to the Government Income Fund solely in exchange for Class A, Class B, Class C and Class Z shares of the Government Income Fund and the assumption by the Government Income Fund of the liabilities, if any, of the Mortgage Income Fund. In addition, no gain or loss will be recognized to the Mortgage Income Fund on the distribution of such shares to the Mortgage Income Fund's shareholders in liquidation by terminating the Mortgage Income Fund;

    8.6.4 No gain or loss will be recognized to Government Income Fund upon the acquisition of the assets of the Mortgage Income Fund solely in exchange for Class A shares of the Government Income Fund and the assumption of the Mortgage Income Fund's liabilities, if any;

    8.6.5 The basis of the Mortgage Income Fund assets in the hands of the Government Income Fund will be the same as the basis of such assets in the hands of the Mortgage Income Fund immediately prior to the Reorganization;

    8.6.6 The holding period of the Mortgage Income Fund assets in the hands of the Government Income Fund will include the period during which such assets were held by the Mortgage Income Fund immediately prior to the Reorganization;

    8.6.7 The basis of the Government Income Fund Class A, Class B, Class C and Class Z shares to be received by shareholders of the Mortgage Income Fund will, in each instance, be the same as the basis of the Class A, Class B, Class C and Class Z shares of beneficial interest of the Mortgage Income Fund held by such shareholders and canceled in the Reorganization; and

    8.6.8 The holding period of the Government Income Fund shares to be received by the shareholders of the Mortgage Income Fund will include the holding period of the shares of Common Stock of the Mortgage Income Fund canceled pursuant to the Reorganization, provided that the Government Income Fund shares were held as capital assets on the date of the Reorganization.

9.  FINDER'S FEES AND EXPENSES

9.1 Each Fund represents and warrants to the other that there are no finder's fees payable in connection with the transactions provided for herein.


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

9.2 The expenses incurred in connection with the entering into and carrying out of the provisions of this Agreement shall be allocated to Government Income Fund and Mortgage Income Fund pro rata in a fair and equitable manner in proportion to its assets.

10.  ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1  This Agreement constitutes the entire agreement between the Funds.

10.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11.  TERMINATION

    Government Income Fund or Mortgage Income Fund may at its option terminate this Agreement at or prior to the Closing Date because of:

11.1 A material breach by the other of any representation, warranty or covenant contained herein to be performed at or prior to the Closing Date; or

11.2 A condition herein expressed to be precedent to the obligations of either party not having been met and it reasonably appearing that it will not or cannot be met; or

11.3 A mutual written agreement of Mortgage Income Fund and Government Income Fund.

    In the event of any such termination, there shall be no liability for damages on the part of either Fund (other than the liability of the Funds to pay their allocated expenses pursuant to paragraph 9.2) or any Director or officer of either Government Income Fund or Mortgage Income Fund.

12.  AMENDMENT

    This Agreement may be amended, modified or supplemented only in writing by the parties; provided, however, that following the shareholders' meeting called by Mortgage Income Fund pursuant to paragraph 5.2, no such amendment may have the effect of changing the provisions for determining the number of shares of Government Income Fund to be distributed to Mortgage Income Fund's shareholders under this Agreement to the detriment of such shareholders without their further approval.

13.  NOTICES

    Any notice, report, demand or other communication required or permitted by any provision of this Agreement shall be in writing and shall be given by hand delivery, or prepaid certified mail or overnight service addressed to Prudential Investments Fund Management LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, Attention: S. Jane Rose.

14.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

14.1 The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2 This Agreement may be executed in any number of counterparts, each of which will be deemed an original.

14.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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14.4  This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, and no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

15.  NO PERSONAL LIABILITY

    Each Fund's Articles of Incorporation provides that no shareholder of the Fund shall be subject to any personal liability whatsoever to any person in connection with the Fund's property, or the acts, obligations or affairs of the Fund. No Director, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever to any person, other than the Fund or its shareholders, in connection with the Fund's property or the affairs of the Fund, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his or its duty to such person; and all persons shall look solely to the Fund's property for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any shareholder, Director, officer, employee or agent, as such, of the Fund is made a party to any suit or proceeding to enforce any such liability, he or it shall not, on account thereof, be held to any personal liability.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by the President of each Fund.

                                Prudential Mortgage Income Fund, Inc.

                                By /s/ Richard A. Redeker
                                ---------------------------------
                                    PRESIDENT

                                Prudential Government Income Fund, Inc.

                                By /s/ Richard A. Redeker
                                ---------------------------------
                                    PRESIDENT


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